Exhibit 10.20

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (“Agreement”) is made as of May 31, 2020 (the “Effective Date”), by and between Shift4 Payments, Inc., a Delaware corporation (the “Company”), and Rook Holdings, Inc., a Delaware corporation (the “Investor”).

RECITALS

WHEREAS, the Investor desires to purchase from the Company, and the Company desires to sell and issue to the Investor, up to $100.0 million of the Class C common stock, par value $0.0001 per share, of the Company (the “Class C Common Stock”), in connection with the Company’s initial public offering (the “IPO”) of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) on the terms and subject to the conditions set forth in this Agreement (the “Financing”);

WHEREAS, the parties hereto have executed this Agreement on the Effective Date, which is contemporaneously with or prior to the effectiveness of the registration statement on Form S-1 (Registration No. 333-238307) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) for the IPO;

WHEREAS, the closing of the Financing shall take place concurrently with the closing of the IPO (the date of such closing, the “IPO Closing Date”) and at a purchase price per share of Class C Common Stock equal to the initial public offering price per share at which the Class A Common Stock is sold to the public in the IPO (the “IPO Price”) less the amount that will represent underwriting discounts and commissions, as set forth on the cover of the final prospectus filed with the SEC; and

WHEREAS, in order to effect the IPO, the Company shall enter into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Purchase and Sale of Stock.

1.1    Sale and Issuance of Stock. The Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, up to $100.0 million of Class C Common Stock (the “Investment Amount”) at the IPO Price less the amount that will represent underwriting discounts and commissions, in each case on the terms and subject to the condition set forth in this Agreement; provided, however, that each of the Investor and the Company shall be entitled to decrease the Investment Amount in their sole discretion at any time prior to the effectiveness of the Registration Statement. The number of shares of Class C Common Stock to be sold by the Company and purchased by the Investor hereunder (the “Shares”) shall equal the number of shares determined by dividing the Investment Amount (as adjusted as necessary pursuant to the proviso in the preceding sentence) by the IPO Price less the amount that will represent underwriting discounts and commissions (rounded down to the nearest whole share). Payment of the purchase price for the Shares (the “Purchase Price”) shall be made at the Closing (as defined below) by wire transfer of immediately available funds to the account specified in writing by the Company to the Investor no less than three business days prior to the IPO Closing Date, subject to the satisfaction of the conditions set forth in this Agreement. Payment of the Purchase Price for the Shares shall be made against delivery to the Investor of the Shares, which Shares shall be uncertificated and shall be registered in the name of the Investor on the books of the Company by the Company’s transfer agent.

1.2    Closing. The closing of the sale and purchase of the Shares (the “Closing”) will take place remotely via the exchange of documents and signatures after the satisfaction or waiver of each of the conditions set forth in Section 4 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) on the IPO Closing Date.

2.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date). As used in this Agreement, “Registration Statement” means the Company’s registration statement on Form S-1 (Registration No. 333-238307) filed and declared effective under the Securities Act of 1933, as amended (the “Securities Act”); “Preliminary Prospectus” means the most recent preliminary prospectus included in the Registration Statement at the time of effectiveness of the Registration Statement; “Prospectus” means the final prospectus filed by the Company pursuant to Rule 424 under the Securities Act relating to the IPO; and “Issuer Free Writing Prospectus” means any issuer free writing prospectus filed by the Company pursuant to Rule 433 under the Securities Act relating to the IPO.

2.1    Organization, Valid Existence and Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted; and the Company’s subsidiary is a company duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite company power and authority to carry on its business as currently conducted. The Company is duly qualified to transact business as a foreign corporation in each jurisdiction in which it conducts its business, except where failure to be so qualified could not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations.

2.2    Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Shares, has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.3    Valid Issuance of Shares; Description of Capital Stock. The Shares that are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be transferred to the Investor free of liens, encumbrances and restrictions on transfer other than (a) restrictions on transfer under this Agreement and under applicable state and federal securities laws, (b) restrictions on transfer under the lock-up agreement entered into by the Investor for the benefit of the Underwriters in the IPO, and (c) any liens, encumbrances or restrictions on transfer that are created or imposed by the Investor.

2.4    Non-Contravention. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the sale and issuance of Shares contemplated by this Agreement, except for the filing of notices of the sale of Shares pursuant to Regulation D promulgated under the Securities Act and applicable state securities laws. The Company is not in violation or default of any provision of its certificate of incorporation or bylaws, or in violation or default in any material respect of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company, except for such violations or defaults of any federal or state statute, rule or regulation that could not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations.

2.5    No Brokers. The Company has not incurred, and will not incur in connection with the sale of the Shares, any brokerage or finders’ fees, or agents’ commissions or similar liabilities.

2.6    Charter Documents; Capitalization. Upon consummation of the IPO on the IPO Closing Date, the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company will be in the forms as filed as exhibits to the Registration Statement (collectively, the “Charter Documents”) and the capitalization of the Company will be as set forth in the Registration Statement. Upon consummation of the Financing the Class C Common Stock shall the rights and privileges as set forth in such Charter Documents.

3.    Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date):

3.1    Authorization. The investor has all requisite power and authority to enter into this Agreement, and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2    Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representations to the Company, which by the Investor’s execution of this Agreement the Investor hereby confirms, that the Shares acquired by the Investor hereunder will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation rights to such person or to any third person with respect to any of the Shares.

3.3    No Solicitation. At no time was the Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

3.4    Access to Information. The Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased by the Investor under this Agreement. The Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 2.

3.5    Investment Experience. The Investor understands that the purchase of the Shares involves substantial risk. The Investor has experience as an investor in securities of companies and acknowledges that the Investor is able to fend for itself, can bear the economic risk of the Investor’s investment in the Shares, including a complete loss of the investment, and has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment. The Investor represents that the office in which its investment decision was made is located at the address set forth in Section 6.6.

3.6    Accredited Investor. The Investor understands the term “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and is an “accredited investor” for the purposes of acquiring the Shares to be purchased by the Investor under this Agreement.

3.7    Restricted Securities.

(a)    The Investor understands that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that the Investor is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(b)    The Investor understands that the certificates or book entries evidencing or representing the Shares may bear one or all of the following legends (or substantially similar legends):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT EXECUTED BY THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED FOR A PERIOD OF TIME AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE CLASS C COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

3.8    No Brokers. The Investor has not incurred, and will not incur in connection with the purchase of the Shares, any brokerage or finders’ fees, or agents’ commissions or similar liabilities.

4.    Conditions to the Investor’s Obligations at Closing. The obligations of the Investor under this Agreement at Closing are subject to the fulfillment or waiver, on or by Closing, of each of the following conditions, which waiver may be given by written communication to the Company or its counsel in accordance with Section 6.6.

4.1    Representations and Warranties. Each of the representations and warranties of the Company contained in Section 2 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for (a) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), and (b) those representations and warranties which (i) are qualified as to materiality or (ii) provide that the Company’s failure to comply with such representation or warranty would not result in a material adverse effect, which shall be true and accurate in every respect as of the Closing.

4.2    IPO. The Underwriters shall have purchased the Firm Shares (as defined in the Underwriting Agreement) at the IPO Price (less any underwriting discounts or commissions).

4.3    NYSE Listing. The Class A Common Stock shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

4.4    Charter Documents. The Charter Documents shall be effective.

4.5    Shares. The Shares shall be registered in the name of the Investor on the books of the Company by the Company’s transfer agent as specified in Section 1.1 of this Agreement.

5.    Conditions to the Company’s Obligations at Closing. The obligations of the Company under this Agreement at the Closing are subject to the fulfillment, on or by the Closing, of each of the following conditions, which waiver may be given by written communication to the Investor or its counsel in accordance with Section 6.6:

5.1    Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date).

5.2    Payment of the Purchase Price. The Investor shall have delivered the Purchase Price as specified in Section 1.1 of this Agreement.

5.3    Delivery of Lock-up Agreement. The Investor shall have delivered to the Company or the Underwriters a Lock-up Agreement (as defined in the Underwriting Agreement) substantially in the form previously agreed on by the Investor and the Company duly executed by the Investor.

5.4    IPO. The Underwriters shall have purchased the Firm Shares at the IPO Price (less any underwriting discounts or commissions).

6.    Miscellaneous.

6.1    Registration Rights. The Company shall exercise its best efforts (including, without limitation, obtain any required consents) to grant to the Investor registration rights with respect to the Shares on terms as set forth in the Registration Rights Agreement, to be entered into as of the date of the effectiveness of the IPO, between the Company and the investors named therein (as in effect on the date hereof), as promptly as practicable after the Closing.

6.2    Survival of Representations and Warranties. The respective representations and warranties of the Company and the Investor contained in, or made pursuant to, this Agreement shall survive the execution and delivery of this Agreement until the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

6.3    Governing Law; Consent to Forum. This Agreement shall be governed by and construed in accordance with the internal laws of New York (without reference to the conflicts of law provisions thereof). EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK, IN ANY PROCEEDING OR DISPUTE ARISING OUT OF, OR RELATING IN ANY WAY TO, THIS AGREEMENT, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT SOLELY BY IT IN ANY SUCH COURT. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 6.6 OF THIS AGREEMENT.

6.4    Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf), and upon such delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

6.5    Headings; Interpretation. In this Agreement, (a) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined, (b) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Agreement and (c) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation.” All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

6.6    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or confirmed facsimile if sent during normal business hours of the recipient, and if not sent during normal business hours, then on the next Business Day (as defined below); (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices not delivered personally or by facsimile or email transmission will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address, email address or facsimile number as follows, or at such other address, email address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

(a)    if to the Investor:

Rook Holdings, Inc.

2202 N. Irving St.

Allentown, Pennsylvania 18109

Attn: Jared Isaacman

E-mail:

with a copy (which shall not constitute notice) to:

Kane Kessler, P.C.

Attn: Mitchell D. Hollander and Robert Lawrence

Facsimile:

E-mail:

and

(b)    if to the Company:

Shift4 Payments, Inc.

2202 N. Irving St.

Allentown, Pennsylvania 18109

Telephone:

Attn: Jordan Frankel, General Counsel

E-mail:

with a copy (which copy shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attn: Marc Jaffe and Ian Schuman

Facsimile:

E-mail:

6.7    No Finder’s Fees. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ or broker’s fee (and any asserted liability as a result of the performance of services of any such finder or broker), agents’ commissions or similar liabilities (and the costs and expenses of defending against any such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability as a result of the performance of services by any such finder or broker), agents’ commissions or similar liabilites (and the costs and expenses of defending against any such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 6.8 shall be binding upon each holder of any Shares at the time outstanding, each future holder of such securities, and the Company. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

6.9    Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

6.10    Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties, or obligations, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

6.11    Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

6.12    Costs, Expenses. The Company and the Investor will each bear their own expenses in connection with the preparation, execution and delivery of this Agreement and the consummation of the Financing.

6.13    Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

6.14    Termination. This Agreement shall automatically terminate upon the earliest to occur, if any, of: (a) either the Company, on the one hand, or either of the Underwriters, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the IPO, (b) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the sale of any of the Class A Common Stock to the Underwriters, (c) the Registration Statement filed with the SEC with respect to the IPO is withdrawn, (d) the written consent of each of the Company and the Investor or (e) December 31, 2020, if the IPO Closing Date has not occurred on or prior to such date. Upon termination of this Agreement, to the extent that the Investor has paid all or any portion of the Purchase Price to the Company, the Company shall refund the Purchase Price, or any portion thereof so paid by the Investor, in full to the Investor by wire transfer of immediately available funds to the account specified in writing by the Investor to the Company within one business day.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this PURCHASE AGREEMENT as of the date first written above.

COMPANY:

SHIFT4 PAYMENTS, INC.

By:	/s/ Bradley Herring
Name:	Bradley Herring
Title:	Chief Financial Officer

INVESTOR:

ROOK HOLDINGS, INC.

By:	/s/ Jared Isaacman
Name:	Jared Isaacman
Title:	President

[Signature Page to Purchase Agreement]